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                                                                 Exhibit (13)(d)

                                   ASSIGNMENT
                                       OF
                        ADMINISTRATIVE SERVICES AGREEMENT

       ASSIGNMENT entered into this June 30, 2003, effective July, 1, 2003 by and among LOOMIS SAYLES FUNDS ("Trust"), LOOMIS SAYLES & COMPANY, L.P. ("Loomis") and CDC IXIS ASSET MANAGEMENT SERVICES, INC. ("CDC IXIS-AMS").

       WHEREAS, the Trust and Loomis are parties to an Administrative Services Agreement dated May 8, 2000, as amended on May 8, 2002 (the "Agreement"), whereby Loomis provides certain administrative services to the Trust; and

       WHEREAS, Loomis and the Trust wish to assign Loomis' responsibilities and obligations under the Agreement to CDC IXIS-AMS;

       WHEREAS, CDC IXIS-AMS wishes to accept such assignment.

       NOW THEREFORE, the parties agree:

CDC IXIS-AMS shall perform administrative services to the Trust in accordance with the terms and conditions set forth in the Agreement, CDC IXIS-AMS shall assume all obligations of Loomis as set forth in the Agreement and Trust shall make all payments as set forth in the Agreement to CDC IXIS-AMS.

LOOMIS SAYLES FUNDS                      LOOMIS SAYLES & COMPANY, L.P.

                                         By:  Loomis Sayles & Company, Inc,
                                         its general partner

By: /s/ Kevin P. Charleston              By:    /s/ Kevin Charleston
    -------------------------------         ------------------------------------
Name: Kevin P. Charleston                Name:  Kevin Charleston
      -----------------------------           ----------------------------------
Title: Treasurer                         Title: Executive Vice President and CFO
       ----------------------------             --------------------------------

CDC IXIS ASSET MANAGEMENT
SERVICES, INC.

By: /s/ Christopher L. Wilson
    -------------------------------
Name:   Christopher L. Wilson
     -----------------------------
Title: President
       ----------------------------

A Copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust by officers of the Trust as officers and not individually and that the obligations arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually, but are binding only upon the assets and property belonging to the Trust.